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                                                                    EXHIBIT 99.1

R.H. DONNELLEY INC. ANNOUNCES $750 MILLION DEBT ISSUANCE

         Purchase, New York, November 6, 2002. R.H. Donnelley Inc., a subsidiary of R.H. Donnelley Corporation (NYSE: RHD), today announced that it is planning an offering, through one of its subsidiaries, of $300 million of senior notes and $450 million of senior subordinated notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. R.H. Donnelley Inc. intends to use the proceeds from the offering to partially finance the acquisition of Sprint Corporation's directory publishing business, to repay existing senior debt and for general corporate purposes.

         The senior notes and the senior subordinated notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.




















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